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                                       EXHIBIT 12.1

SPECTRUM BANCORPORATION, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

                                                Nine Months Nine Months
                                                   Ended       Ended    Year Ended  Year Ended  Year Ended  Year Ended  Year Ended
                                                 March 31,   March 31,   June 30     June 30     June 30     June 30     June 30
                                                    1999        1998       1998        1997        1996        1995        1994
Income before income taxes and
  minority interest in net income of
  subsidiaries                                        8297       6816        9271       7660        4770       4910        4247
Add:
Interest expense, including interest on deposits     17406      16098       21760      18531       14196      11983        8255
                                                     -----      -----       -----      -----       -----      -----        ----
Income as adjusted                                   25703      22914       31031      26191       18966      16893       12502
                                                     ==========================================================================
Preferred dividend requirements                        114        114         152        152         187        182         182
Ratio of income before provision for income taxes
  to income before minority interest                  156%        1.5        1.51       1.42        1.55       1.54        1.51
                                                      ----        ---        ----       ----        ----       ----        ----
Preferred dividend factor on pretax basis              178        171         230        216         290        280         275
Fixed charges
Interest expense, including interest on deposits     17406      16098       21760      18531       14196      11983        8255
                                                     -----      -----       -----      -----       -----      -----        ----
Fixed charges and preferred dividends                17584      16269       21990      18747       14486      12263        8530
                                                     ==========================================================================
Ratio on earnings to fixed charges and preferred
  dvidends, including interest on deposits           1.46%      1.41%       1.41%      1.40%       1.31%      1.38%       1.47%
                                                     ==========================================================================
Income before income taxes and
  minority interest in net income of
  subsidiaries                                        8297       6816        9271       7660        4770       4910        4247
Add:
Interest expenses, excluding interest on deposits     2541       2651        3590       2540        1559        887         448
                                                      ----       ----        ----       ----        ----        ---         ---
Income as adjusted                                   10838       9467       12861      10200        6329       5797        4695
                                                     ==========================================================================
Preferred dividend requirements                        114        114         152        152         187        182         182
Ratio of income before provision for income taxes
  to income before minority interest                  156%       150%        151%       142%        155%       154%        151%
                                                      ----       ----        ----       ----        ----       ----        ----
Preferred dividend factor on pretax basis              178        171         230        216         290        280         275
Fixed charges
Interest expense, excluding interest on deposits      2541       2651        3590       2540        1559        887         448
                                                      ----       ----        ----       ----        ----        ---         ---
Fixed charges and preferred dividends                 2719       2822        3820       2756        1849       1167         723
Ratio on earnings to fixed charges and preferred
  dividends, excluding interest on deposits          3.99%      3.35%       3.37%      3.70%       3.42%      4.97%       6.49%
                                                     ==========================================================================
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